UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2018 Prudential Financial, Inc. (“Prudential” or the “Company”) announced that after a multi-year succession planning process the Board of Directors (the “Board”) has appointed Charles F. Lowrey as the Company’s next Chief Executive Officer (“CEO”) and member of the Board effective December 1, 2018. Mr. Lowrey, who has served as the Executive Vice President and Chief Operating Officer, International Businesses of Prudential since 2014, will succeed John R. Strangfeld, who will retire as CEO on November 30, 2018 after a 41- year career with the Company. Mr. Strangfeld will serve as Non-Executive Chairman of the Board until April 5, 2019 at which time Mr. Lowrey will also assume the role of Chairman. In connection with the election of Mr. Lowrey, the Board authorized an increase in its size, effective December 1, 2019, from 12 to 13 directors.

The Board also announced that Robert M. Falzon, Executive Vice President and Chief Financial Officer since 2013, has been named Vice Chairman of the Company effective December 1, 2018. Mr. Falzon will succeed Mark B. Grier, who will retire from Prudential and step down from the Board in August 2019, at which time Mr. Falzon will join the Board. Mr. Grier will transfer his functional management responsibilities to Mr. Falzon on December 1, 2018 and will support Mr. Falzon and Mr. Lowrey in their transitions, as well as focus on concluding some specific strategic projects.

In connection with the above succession planning changes, the Board took the following compensation actions:

Mr. Lowrey

(1) Effective December 1, 2018, increased Mr. Lowrey’s salary to $1,200,000; (2) Set his target annual incentive for 2019 at $5,000,000; and (3) Set his target long-term incentive in February 2019 at $8,300,000, for a target total compensation of $14,500,000.

Mr. Falzon

(1) Effective December 1, 2018, increased Mr. Falzon’s salary to $1,000,000; (2) Set his target annual incentive for 2019 at $4,000,000; and (3) Set his target long-term incentive in February 2019 at $6,600,000, for a target total compensation of $11,600,000.

In addition, for his service as CEO and Chairman through November 30, 2018, Mr. Strangfeld will be eligible to receive a long-term incentive award to be determined by the Board effective November 30, 2018. As with other executives who were employed in 2018, Mr. Strangfeld is eligible to receive an annual incentive in February 2019 which is contingent, among other things, on pre-established performance goals and Board approval. Mr. Strangfeld’s compensation for his service as Non-Executive Chairman of the Board is expected to be $500,000. Following their respective retirements, Mr. Strangfeld and Mr. Grier will be entitled to receive retirement benefits as described in the Company’s 2018 Proxy Statement.

As part of Prudential’s succession planning process, the Company is finalizing the selection of internal candidates to replace Mr. Lowrey and Mr. Falzon and expects to name a new Chief Operating Officer, International Businesses, and a new Chief Financial Officer next week.

Biographical information about Mr. Lowrey and Mr. Falzon is included in the Company’s 2017 Annual Report on Form 10-K. Information regarding related party transactions is included in the Company’s 2018 Proxy Statement.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s news release relating to today’s announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	News release, dated September 12, 2018 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2018

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Senior Vice
President and Corporate Secretary